EXHIBIT 21.1

                     Subsidiaries of The Coca-Cola Company
                            As of December 31, 2001

                                                        Organized    Percentages
                                                          Under       of Voting
                                                         Laws of:       Power
                                                        ----------   -----------
The Coca-Cola Company                                   Delaware
   Subsidiaries:

   Barq's, Inc.                                         Mississippi     100
   Bottling Investments Corporation                     Delaware        100
     ACCBC Holding Company                              Georgia         100
   Caribbean Refrescos, Inc.                            Delaware        100
     CRI Financial Corporation, Inc.                    Delaware        100
   Coca-Cola Oasis, Inc.                                Delaware        100
     Caribbean International Sales Corporation, Inc.    Nevada          100
     Carolina Coca-Cola Bottling Investments, Inc.      Delaware        100
   Coca-Cola Financial Corporation                      Delaware        100
   Coca-Cola Interamerican Corporation                  Delaware        100
     Montevideo Refrescos, S.A.                         Uruguay          64.59
     Paraguay Refrescos, S.A.                           Paraguay         95.25
   Coca-Cola Refreshment Products Co. Ltd.              Japan           100
   Coca-Cola South Asia Holdings, Inc.                  Delaware        100
     Coca-Cola (China) Investment Ltd.                  China           100
      Coca-Cola (China)Beverages Limited                China           100
     Coca-Cola Beverages Vietnam                        Vietnam          77.70
     Coca-Cola India Limited                            India           100
     Coca-Cola (Thailand) Limited                       Thailand        100
     F & N CC Private Limited                           Singapore       100
   Coca-Cola Tea Products Co. Ltd.                      Japan           100
   CTI Holdings, Inc.                                   Delaware        100
     55th & 5th Avenue Corporation                      New York        100
   Odwalla, Inc.                                        Delaware        100
   Piedmont Partnership Holding Company                 Delaware        100
   The Coca-Cola Export Corporation                     Delaware        100
    Atlantic Industries                                 Cayman Islands  100
     Coca-Cola Holdings (Asia) Limited                  Japan           100
     Coca-Cola Holdings (Middle East
             and North Africa) E.C.                     Bahrain         100
     Schweppes Namibia (Prop) Ltd.                      Namibia         100
    Barlan, Inc.                                        Delaware        100
       Coca-Cola Beverages Norway                       Norway          100
       Soft Drinks Holdings S.N.C.                      France          100
       Varoise de Concentres S.A.                       France          100
       Hindustan Coca-Cola Holdings Pvt. Ltd.           India           100
         Hindustan Coca-Cola Beverages Pvt. Ltd.        India           100
       S.A. Coca-Cola Financial Services N.V.           Belgium          99.20
    Beverage Products, Ltd.                             Delaware        100
      Beverage Brands, S.A.                             Peru             50
       Corporacion Inca Kola                            Peru             50
    CCHBC Grouping Inc.                                 Delaware        100
    Coca-Cola Africa Limited                            Kenya           100
    Coca-Cola Beverages Japan                           Japan           100
    Coca-Cola Beverages of Estonia, Ltd.                Estonia         100



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                     Subsidiaries of The Coca-Cola Company
                            As of December 31, 2001

continued from page 1

                                                         Organized   Percentages
                                                          Under       of Voting
                                                         Laws of:       Power
                                                        ----------   -----------
    Coca-Cola Bottlers of Sweden                        Sweden          100
    Coca-Cola Canners of Southern Africa (Pty) Limited  South Africa     51.55
    Coca-Cola China Limited                             Hong Kong       100
    Coca-Cola de Argentina S.A.                         Argentina       100
    Coca-Cola de Chile S.A.                             Chile           100
    Coca-Cola de Colombia, S.A.                         Colombia        100
    Coca-Cola G.m.b.H.                                  Germany         100
    Coca-Cola Ges.m.b.H.                                Austria         100
    Coca-Cola Holdings West Japan, Inc.                 Japan           100
    Coca-Cola Industrias Ltda.                          Brazil          100
     CCSI-Industria de Refrigerantes Ltda               Brazil           99.94
     Recofarma Industria do Amazonas Ltda.              Brazil          100
    Coca-Cola Ltd.                                      Canada          100
     The Minute Maid Company Canada Inc.                Canada          100
    Coca-Cola (Japan) Company, Limited                  Japan           100
    Coca-Cola Korea Company, Limited                    Korea           100
    Coca-Cola Nigeria Limited                           Nigeria         100
    Coca-Cola Overseas Parent Limited                   Delaware        100
      Coca-Cola Holdings (Overseas) Limited             Delaware &      100
                                                         Australia
    Coca-Cola Southern Africa (Pty) Limited             South Africa    100
    Conco Limited                                       Cayman Islands  100
    International Beverages                             Ireland         100
    Minute Maid SA                                      Switzerland     100
    Refreshment Product Services, Inc.                  Delaware        100
     Coca-Cola Holdings (Nederland) B.V.                Netherlands     100
     Coca-Cola Holdings (United Kingdom) Limited        England and     100
                                                         Wales
      Beverage Services Ltd.                            England and     100
                                                         Wales
     Coca-Cola Italia SRL                               Italy           100
     Coca-Cola Hungary Services, Ltd.                   Hungary          90
     Soft Drink Services Co.                            Delaware        100
        SA Coca-Cola Services NV                        Belgium         100
     Coca-Cola Mesrubat Pazarlama ve Danismanlik
        Hizmetleri A.S.                                 Turkey          100
      Coca-Cola Norge A/S                               Norway          100
      Coca-Cola South Pacific Pty. Limited              Australia       100
    Refrescos Envasados S.A.                            Spain           100
      Compania de Servicios de Bebidas Refrescantes SLR Spain            99.99
    The Inmex Corporation                               Florida         100
     Servicios Integrados de Administracion
        y Alta Gerencia, S.A. de C.V.                   Mexico          100


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


                     Subsidiaries of The Coca-Cola Company
                            As of December 31, 2001


continued from page 2



Other subsidiaries whose combined size is not significant:
     11 domestic wholly owned subsidiaries consolidated
    103 foreign wholly owned subsidiaries consolidated
      5 foreign majority-owned subsidiaries consolidated




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